UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   June 21, 2012

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                Compensatory Arrangements with Certain Officers.

A.  On June 21, 2012, the Compensation Committee (“Compensation Committee”) of the Board of Directors of International Rectifier Corporation (the “Company”) made restricted stock unit (“RSU”) awards to certain key employees, including the following named executive officers of the Company (“Named Officers”): President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President and Chief Operations Officer, Michael Barrow; and Vice President, General Counsel and Secretary, Timothy E. Bixler.

The Named Officers were granted two types of RSU awards: (i) RSU awards that vest over the employee’s service with the Company (“Retention RSUs”) and (ii) RSU awards that vest on the satisfaction of a specified performance condition (“Performance RSUs”), as follows:

Named Officer	Retention RSUs	Performance RSUs	Total RSUs
Oleg Khaykin	60,000	110,400	170,400
Ilan Daskal	15,000	27,600	42,600
Michael Barrow	15,000	27,600	42,600
Timothy E. Bixler	9,000	16,560	25,560

All RSU awards were made under the Company’s 2011 Performance Incentive Plan (the “Plan”).

Retention RSUs.  For the Retention RSUs, one third of the RSU award vests on each of the first three anniversaries of the grant date, subject to continued service with the Company and the other terms and conditions of the Plan and applicable award agreement. The RSU award agreement (“Retention RSU Agreement”) under which the Retention RSUs were granted was in the form set forth in Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 3, 2012 for the Company’s fiscal quarter ended December 25, 2011.

The Retention RSU Agreement contains provisions for the forfeiture of unvested portions of the award under certain events, including termination of employment, and certain rights for the proration of vesting in the event of the death or permanent disability.  Additionally, the Retention RSU Agreement provides for acceleration of vesting in the event of a Change in Control (as defined in the Retention RSU Agreement) combined with a termination of employment or resignation for Good Reason (as each of “Change in Control” and “Good Reason” are defined in the Retention RSU Agreement), all on certain terms and conditions as set forth in the Retention RSU Agreement.  The description of the terms and conditions of the Retention RSU Agreement herein is qualified in its entirety by reference to the actual form of Retention RSU Agreement  which is incorporated herein by this reference.

Performance RSUs. For the Performance RSUs, each RSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the extent to which the Company’s Final Average Share Price (as defined below) exceeds the Fair Market Value (as determined under the Plan) of a share of Company common stock on the grant date of the award (the “Base Price”).

If the Final Average Share Price is equal to or greater than one hundred and thirty three percent (133%) of the Base Price, one hundred percent (100%) of the total number of units subject to the award shall vest as of the end of the Company’s 2015 fiscal year (the “Vesting Date”).  If the Final Average Share Price is less than one hundred and thirty three percent (133%) of the Base Price, the total number of units subject to the award (if any) that vest as of the Vesting Date will be reduced (but not below zero) proportionately by three percent (3%) for each percentage point (including fractional percentages) by which the percentage appreciation of the Final Average Share Price over the Base Price is less than thirty three percent (33%).  Any fractional unit that results from such reduction will be rounded down to the next whole unit.  For example:  If the Final Average Share Price is 127.5% of the Base Price, eighty three and one-half percent (83.5%) of the total number of units subject to the award shall vest as of the Vesting Date.

For the purposes of the award,  “Final Average Share Price” means the unweighted average of the daily closing prices of the Company’s shares of common stock on the New York Stock Exchange for all trading days in the Company’s fiscal year ending in June 2015; provided, however, that in determining the Final Average Share Price, the Compensation Committee shall add back any ordinary or extraordinary cash dividends (without interest) paid by the Company on the common stock during the Company’s fiscal year ending in June 2015.

The determination of whether, and to the extent, the vesting condition has been achieved shall be made by the Compensation Committee.   Any Performance RSUs that do not vest as of  the Vesting Date shall terminate.

In connection with making the awards of Performance RSUs, the Compensation Committee adopted a form of Performance RSU award agreement (“Performance RSU Agreement”), substantially in the form set forth in Exhibit 10.1 filed herewith.

The Performance RSU Agreement contains provisions for the forfeiture of the award under certain events, including termination of employment, and certain rights for the proration of vesting in the event of the death or permanent disability.  Additionally, the Performance RSU Agreement provides for acceleration of the Vesting Date and determination of whether the performance condition has been met in the event of a Change in Control (as defined in the Performance RSU Agreement),  on certain terms and conditions as set forth in the Performance RSU Agreement.  The description of the terms and conditions of the Performance RSU Agreement herein is qualified in its entirety by reference to the actual form of Performance RSU Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

B.  On June 21, 2012, the Compensation Committee established a short-term cash incentive bonus program for the Company’s 2013 fiscal year (“Program Period”) in which the executive officers of the Company including the Named Officers are eligible to participate.

Under the cash incentive bonus program, each Named Officer is eligible to receive a cash bonus for the Program Period, expressed as a target bonus percentage of the Named Officer’s annualized base salary, and determined through the achievement during the Program Period of a combination of performance goals established for such Named Officer.

The Program Period is divided into two measurement periods (each, a “Measurement Period”), comprised of the first two fiscal quarters of the Program Period (“First Half Period”) and the last two fiscal quarters of the Program Period (“Second Half Period”).  On June 21, 2012, the Compensation Committee established the performance goals attributed to each Named Officer’s eligible bonus opportunity for the First Half Period.  For all Named Officers, the Compensation Committee established a mix of corporate goals based upon (i) the Company’s level of achievement of certain revenue and gross margin targets, and (ii) cost control or operational achievements based on the particular Named Officer’s functions and areas of responsibility, in each case excluding extraordinary and one-time items. Each goal requires a threshold level of performance in order for a bonus to be awarded.  In no event will any bonus under the program exceed 200% of the Named Officer’s applicable target bonus.  The Compensation Committee intends to establish Named Officer goals for the Second Half Period near the beginning of the Second Half Period.

Set forth below for each Named Officer is a summary of:  (i) the target bonus percentage (which remained unchanged from the prior fiscal year) and (ii) the portion of such percentage for which the officer is eligible based on the threshold, target and maximum corporate performance levels established by the Compensation Committee:

		Portion of Target Bonus Percentage Applicable at Performance Level
Named Officer	Target Bonus Percentage	Threshold	Target	Maximum

Oleg Khaykin	100%	35%	100%	200%
Ilan Daskal	70%	35%	100%	200%
Michael Barrow	70%	35%	100%	200%
Timothy E. Bixler	60%	35%	100%	200%

The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the cash incentive bonus program.  The actual bonus payout is subject to the Compensation Committee’s overall subjective review of each officer’s performance against any performance goals established for such officer, with the Compensation Committee having the right to adjust the amount of bonus payable based on its assessment of performance.

C.   On June 21, 2012, in connection with its review of compensation matters for the Company’s fiscal year 2013, the Compensation Committee left unchanged the annual base salaries for each of the Named Officers, with the exception of that for Mr. Bixler, whose annual base salary was increased from $320,000 to $330,000 for the fiscal year.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Performance Stock Unit Award Agreement for Fiscal Year 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
Name: Timothy E. Bixler
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance Stock Unit Award Agreement for Fiscal Year 2012